Exhibit 99.1

Genesee & Wyoming Reports Results for the Third Quarter of 2010

GREENWICH, Conn.--(BUSINESS WIRE)--November 2, 2010--Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported net income in the third quarter of 2010 of $24.8 million, compared with net income of $21.7 million in the third quarter of 2009. GWI's diluted earnings per share (EPS) in the third quarter of 2010 were $0.59 with 41.9 million weighted average shares outstanding, compared with diluted EPS of $0.53 with 41.2 million weighted average shares outstanding in the third quarter of 2009.

GWI’s income from continuing operations in the third quarter of 2010 was $22.1 million, or $0.53 per diluted share, compared with income from continuing operations of $19.7 million, or $0.48 per diluted share, in the third quarter of 2009.

In the third quarter of 2010, GWI recognized income from net insurance proceeds of $2.8 million ($2.8 million after-tax, or $0.07 per diluted share) in discontinued operations related to damage caused by a hurricane in our former Mexico region in 2005.

Comments from the Chief Executive Officer

John C. Hellmann, President and CEO commented, “GWI’s financial results for the third quarter of 2010 were strong, as revenues increased 15% and we maintained an adjusted operating ratio of 76.5%. Our adjusted operating income increased 29% and we have now generated a Company-record $99 million of free cash flow over the first nine months of 2010. For the past seven months, our traffic has been generally stable, a trend that we expect to continue in our same railroad operations through year-end.” (1)(2)

“We anticipate completing the acquisition of FreightLink in November, following which our Australian business will represent approximately one-third of GWI revenues. The outlook for our Australian business remains positive, as we are expecting a good South Australian grain harvest, improving intermodal traffic and increasing shipments of ores and minerals as we enter 2011.”

Results from Continuing Operations

In the third quarter of 2010, GWI's total revenues increased $20.0 million, or 14.7%, to $156.5 million, compared with $136.4 million in the third quarter of 2009. During the third quarter of 2010, the appreciation of the Australian and Canadian dollars versus the U.S. dollar, partially offset by the depreciation of the Euro versus the U.S. dollar, increased revenues by $1.9 million. Excluding the impact from foreign currency, GWI’s revenues increased $18.1 million, or 13.3%.

Freight revenues in the third quarter of 2010 increased by $12.7 million, or 15.3%, to $95.9 million, compared with $83.2 million in the third quarter of 2009. Excluding the net impact of foreign currency appreciation, GWI’s freight revenues increased by $11.8 million, or 14.2%.

GWI's traffic in the third quarter of 2010 was 217,390 carloads, an increase of 20,303 carloads, or 10.3%, compared with the third quarter of 2009. The traffic increase in the third quarter of 2010 was principally due to increases of 10,216 carloads of farm and foods traffic, 3,088 carloads of chemicals traffic and 2,145 carloads of other commodity traffic. All other traffic increased by a net 4,854 carloads.

Average freight revenues per carload increased 4.5% in the third quarter of 2010. The appreciation of the Australian and Canadian dollars versus the U.S. dollar, higher fuel surcharges and changes in commodity mix increased average revenues per carload by 1.1%, 1.5% and 1.7%, respectively. Excluding these factors, average revenues per carload increased 0.2%. Average revenues per carload were negatively impacted by changes in the mix of customers within certain commodity groups.

GWI’s non-freight revenues in the third quarter of 2010 increased $7.3 million, or 13.8%, to $60.6 million compared with $53.3 million in the third quarter of 2009. Excluding the net impact from foreign currency, GWI’s non-freight revenues increased $6.3 million, or 11.8%, primarily due to higher switching revenues and other operating income.

GWI's operating income in the third quarter of 2010 was $38.5 million, an increase of $7.4 million compared with $31.1 million in the third quarter of 2009. The operating ratio was 75.4% in the third quarter of 2010 compared with an operating ratio of 77.2% in the third quarter of 2009. In the third quarter of 2010, operating income benefited from $2.4 million in gains on the sale of assets and the reversal of $2.3 million of restructuring charges associated with the second quarter 2009 impairment of the Huron Central Railway, partially offset by FreightLink acquisition-related expenses of $3.0 million. In the third quarter of 2009, operating income benefited by a $2.6 million gain on insurance recoveries and a $0.6 million gain on the sale of assets, partially offset by a $0.7 million impairment of assets. Excluding these items, GWI's adjusted operating ratio was 76.5% in the third quarter of 2010, compared with an adjusted operating ratio of 79.1% in the third quarter of 2009, an improvement of 2.6 percentage points. (1)

Nine Month Consolidated Results – Continuing Operations

For the nine months ended September 30, 2010, GWI reported income from continuing operations of $58.7 million, a 40.4% increase over $41.8 million for the nine months ended September 30, 2009. GWI's diluted earnings per share from continuing operations were $1.41 for the nine months ended September 30, 2010 (with 41.7 million weighted average shares outstanding), a 29.4% increase over diluted earnings per share from continuing operations of $1.09 for the nine months ended September 30, 2009 (with 38.2 million weighted average shares outstanding).

GWI’s 2009 results included a net tax benefit of $8.7 million (or $0.23 per diluted share) associated with the short line tax credit that expired December 31, 2009 and a net loss of $5.4 million (or $0.14 per diluted share) from the write-down of HCRY’s non-current assets and related charges.

Free Cash Flow from Continuing Operations (2)

($ in millions)	Nine Months Ended
	September 30,
	2010	2009

Net cash provided by operating activities	$127.2	$88.4
Net cash used in investing activities	(28.1)	(35.3)
Net cash (received)/paid for divestitures/acquisitions (a)	(0.2)	2.0
Free cash flow (2)	$98.9	$55.1

(a)	The 2010 period included $0.2 million in net cash received from the sale of our investment in South America. The 2009 period included: 1) $4.8 million in net cash paid for final working capital adjustments related to the acquisition of the Ohio Central Railroad System, 2) $1.0 million in net cash paid in contingent consideration related to the Rotterdam Rail Feeding B.V. acquisition and 3) $3.8 million in cash received from the sale of our investment in Bolivia.

GWI’s continuing operations generated free cash flow of $98.9 million and $55.1 million for the nine months ended September 30, 2010 and 2009, respectively. For the nine months ended September 30, 2010, changes in working capital increased net cash flow from operating activities by $11.9 million. For the nine months ended September 30, 2009, changes in working capital increased net cash flow from operating activities by $3.8 million.

Net cash used in investing activities for the nine months ended September 30, 2010, included $57.6 million in purchases of property and equipment, partially offset by $25.2 million in grant proceeds received from outside parties and $4.1 million from sales of assets. Net cash used in investing activities for the nine months ended September 30, 2009, included $60.0 million in purchases of property and equipment, partially offset by $16.5 million in cash received from outside parties and $10.2 million from sales of assets and insurance proceeds.

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the third quarter of 2010 will be held Tuesday, November 2, 2010, at 11 a.m. EDT. The dial-in number for the teleconference is (800) 288-8968; outside U.S., call (612) 332-0226, or the call may be accessed live over the Internet (listen only) under the "Investors" tab of GWI's website (http://www.gwrr.com), by selecting "Third Quarter Earnings Audio Webcast." Management will be referring to a slide presentation that will also be available under the “Investors” tab of GWI’s website prior to the conference call. An audio replay of the conference call will be accessible via the “Investors” tab of GWI's website starting at 1 p.m. EDT on November 2, 2010, until the following quarter’s results are posted. Telephone replay is available for 30 days beginning at 1 p.m. EDT on November 2, 2010, by dialing (800) 475-6701 (or outside U.S., dial 320-365-3844). The access code is 121476.

About Genesee & Wyoming Inc.

GWI owns and operates short line and regional freight railroads in the United States, Canada, Australia and the Netherlands. Operations currently include 62 railroads organized in nine regions, with more than 6,000 miles of owned and leased track and approximately 3,400 additional miles under track access arrangements. GWI provides rail service at 16 ports in North America and Europe and performs contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "intends," "plans," "believes," "seeks," "expects," "estimates," "trends," "outlook," variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions, including the following risks applicable to all of our operations: risks related to the acquisition and integration of railroads; economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others including but not limited to, those noted in our 2009 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. GWI disclaims any intention to update the current expectations or forward-looking statements contained in this press release.

(1) The operating incomes and operating ratios that exclude the items described above are non-GAAP financial measures and are not intended to replace the operating income and operating ratios calculated using operating expenses and revenues, calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including reconciliation to the operating income and operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

(2) Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

OPERATING REVENUES	$156,492	$136,446	$460,524	$404,959

OPERATING EXPENSES	117,980	105,331	354,033	333,104
INCOME FROM OPERATIONS	38,512	31,115	106,491	71,855

GAIN ON SALE OF INVESTMENT IN BOLIVIA	-	427	-	427
INTEREST INCOME	703	252	1,597	677
INTEREST EXPENSE	(5,474)	(6,376)	(16,247)	(20,650)
OTHER INCOME, NET	418	665	693	1,909

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	34,159	26,083	92,534	54,218

PROVISION FOR INCOME TAXES	12,109	6,361	33,817	12,397

INCOME FROM CONTINUING OPERATIONS	22,050	19,722	58,717	41,821

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	2,745	2,017	2,673	1,348

NET INCOME	24,795	21,739	61,390	43,169

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	(78)	-	(146)

NET INCOME ATTRIBUTABLE TO GENESEE & WYOMING INC.	$24,795	$21,661	$61,390	$43,023

BASIC EARNINGS PER SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.57	$0.51	$1.51	$1.18
BASIC EARNINGS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	0.07	0.05	0.07	0.04
BASIC EARNINGS PER COMMON SHARE	$0.64	$0.56	$1.58	$1.22

WEIGHTED AVERAGE SHARES - BASIC	38,940	38,388	38,774	35,328

DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.53	$0.48	$1.41	$1.09
DILUTED EARNINGS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	0.07	0.05	0.06	0.04
DILUTED EARNINGS PER COMMON SHARE	$0.59	$0.53	$1.47	$1.13

WEIGHTED AVERAGE SHARES - DILUTED	41,894	41,183	41,675	38,163

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2010 AND DECEMBER 31, 2009
(in thousands)
(unaudited)

	September 30,	December 31,
ASSETS	2010	2009

CURRENT ASSETS:
Cash and cash equivalents	$196,659	$105,707
Accounts receivable, net	113,646	109,931
Materials and supplies	9,578	8,939
Prepaid expenses and other	15,851	13,223
Deferred income tax assets, net	15,447	15,161
Current assets of discontinued operations	107	282
Total current assets	351,288	253,243

PROPERTY AND EQUIPMENT, net	1,051,973	1,024,297
GOODWILL	160,626	161,208
INTANGIBLE ASSETS, net	239,128	244,464
DEFERRED INCOME TAX ASSETS, net	2,891	3,122
OTHER ASSETS, net	12,612	10,698
Total assets	$1,818,518	$1,697,032

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$28,046	$27,818
Accounts payable	116,729	104,813
Accrued expenses	50,092	38,181
Deferred income tax liabilities, net	986	971
Current liabilities of discontinued operations	2	11
Total current liabilities	195,855	171,794

LONG-TERM DEBT, less current portion	401,863	421,616
DEFERRED INCOME TAX LIABILITIES, net	262,969	244,924
DEFERRED ITEMS - grants from outside parties	161,828	146,345
OTHER LONG-TERM LIABILITIES	27,212	23,476

TOTAL EQUITY	768,791	688,877
Total liabilities and equity	$1,818,518	$1,697,032

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$61,390	$43,169
Adjustments to reconcile net income to net cash provided
by operating activities:
Income from discontinued operations, net of tax	(2,673)	(1,348)
Depreciation and amortization	37,406	35,473
Compensation cost related to equity awards	5,234	4,227
Excess tax benefits from share-based compensation	(1,010)	(1,173)
Deferred income taxes	19,277	890
Net (gain)/loss on sale and impairment of assets	(4,282)	4,746
Gain on sale of investment in Bolivia	-	(427)
Gain on insurance recoveries	-	(3,144)
Insurance proceeds received	-	2,175
Changes in assets and liabilities which provided (used) cash, net of effect of acquisitions:
Accounts receivable, net	(5,656)	9,481
Materials and supplies	(255)	514
Prepaid expenses and other	(2,346)	1,595
Accounts payable and accrued expenses	20,767	(7,269)
Other assets and liabilities, net	(620)	(523)
Net cash provided by operating activities from continuing operations	127,232	88,386
Net cash provided by/(used in) operating activities from discontinued operations	913	(275)
Net cash provided by operating activities	128,145	88,111

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(57,642)	(59,977)
Grant proceeds from outside parties	25,198	16,530
Cash paid for acquisitions, net of cash acquired	-	(5,780)
Insurance proceeds for the replacement of assets	-	3,996
Proceeds from the sale of investments	208	3,771
Proceeds from disposition of property and equipment	4,090	6,196
Net cash used in investing activities from continuing operations	(28,146)	(35,264)
Net cash provided by investing activities from discontinued operations	1,831	1,774
Net cash used in investing activities	(26,315)	(33,490)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(20,433)	(207,221)
Proceeds from issuance of long-term debt	-	98,000
Stock issuance proceeds, net of stock issuance costs	-	106,641
Debt amendment costs	(1,641)	-
Proceeds from employee stock purchases	7,259	5,307
Treasury stock purchases	(849)	(434)
Excess tax benefits from share-based compensation	1,010	1,173
Net cash (used in)/provided by financing activities from continuing operations	(14,654)	3,466

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	3,680	6,130

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	96	108

INCREASE IN CASH AND CASH EQUIVALENTS	90,952	64,325
CASH AND CASH EQUIVALENTS, beginning of period	105,707	31,693
CASH AND CASH EQUIVALENTS, end of period	$196,659	$96,018

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	September 30,
	2010		2009
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$95,857	61.3%	$83,160	60.9%
Non-freight	60,635	38.7%	53,286	39.1%

Total revenues	$156,492	100.0%	$136,446	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$50,840	32.5%	$45,958	33.6%
Equipment rents	8,201	5.2%	7,447	5.5%
Purchased services	13,965	8.9%	10,999	8.1%
Depreciation and amortization	12,506	8.0%	12,050	8.8%
Diesel fuel used in operations	10,037	6.4%	7,921	5.8%
Diesel fuel sold to third parties	4,840	3.1%	3,603	2.6%
Casualties and insurance	3,104	2.0%	4,243	3.1%
Materials	5,349	3.4%	5,201	3.8%
Net (gain)/loss on sale and impairment of assets	(2,434)	(1.5%)	96	0.1%
Gain on insurance recoveries	-	0.0%	(2,644)	(1.9%)
Restructuring charges	(2,349)	(1.5%)	-	0.0%
Other expenses	13,921	8.9%	10,457	7.7%

Total operating expenses	$117,980	75.4%	$105,331	77.2%

Functional Classification
Transportation	$46,019	29.4%	$41,430	30.3%
Maintenance of ways and structures	13,902	8.9%	12,811	9.4%
Maintenance of equipment	18,350	11.7%	16,201	11.9%
Diesel fuel sold to third parties	4,840	3.1%	3,603	2.6%
General and administrative	27,146	17.3%	21,784	16.0%
Net (gain)/loss on sale and impairment of assets	(2,434)	(1.5%)	96	0.1%
Gain on insurance recoveries	-	0.0%	(2,644)	(1.9%)
Restructuring charges	(2,349)	(1.5%)	-	0.0%
Depreciation and amortization	12,506	8.0%	12,050	8.8%

Total operating expenses	$117,980	75.4%	$105,331	77.2%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2010		2009
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$285,617	62.0%	$251,622	62.1%
Non-freight	174,907	38.0%	153,337	37.9%

Total revenues	$460,524	100.0%	$404,959	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$152,357	33.1%	$144,112	35.6%
Equipment rents	24,116	5.2%	22,240	5.5%
Purchased services	37,257	8.1%	30,316	7.5%
Depreciation and amortization	37,406	8.1%	35,473	8.7%
Diesel fuel used in operations	31,679	6.9%	24,265	6.0%
Diesel fuel sold to third parties	12,543	2.7%	10,096	2.5%
Casualties and insurance	10,131	2.2%	10,707	2.6%
Materials	16,830	3.7%	16,552	4.1%
Net (gain)/loss on sale and impairment of assets	(4,282)	(0.9%)	4,746	1.2%
Gain on insurance recoveries	-	0.0%	(3,144)	(0.8%)
Restructuring charges	(2,349)	(0.5%)	2,288	0.6%
Other expenses	38,345	8.3%	35,453	8.8%

Total operating expenses	$354,033	76.9%	$333,104	82.3%

Functional Classification
Transportation	$136,418	29.6%	$124,501	30.7%
Maintenance of ways and structures	40,788	8.9%	39,580	9.8%
Maintenance of equipment	54,151	11.8%	49,704	12.3%
Diesel fuel sold to third parties	12,543	2.7%	10,096	2.5%
General and administrative	79,358	17.2%	69,860	17.3%
Net (gain)/loss on sale and impairment of assets	(4,282)	(0.9%)	4,746	1.2%
Gain on insurance recoveries	-	0.0%	(3,144)	(0.8%)
Restructuring charges	(2,349)	(0.5%)	2,288	0.6%
Depreciation and amortization	37,406	8.1%	35,473	8.7%

Total operating expenses	$354,033	76.9%	$333,104	82.3%

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2010			September 30, 2009
	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Coal, Coke & Ores	$17,328	50,071	$346	$17,116	49,720	$344
Pulp & Paper	14,381	23,823	604	12,794	22,385	572
Farm & Food Products	13,944	27,179	513	8,575	16,963	506
Minerals & Stone	12,020	37,291	322	10,867	36,459	298
Chemicals-Plastics	10,337	14,979	690	8,251	11,891	694
Metals	9,236	19,576	472	8,432	18,148	465
Lumber & Forest Products	7,688	16,912	455	7,485	16,813	445
Petroleum Products	4,718	7,030	671	4,357	6,522	668
Autos & Auto Parts	1,400	2,119	661	1,191	1,921	620
Other	4,805	18,410	261	4,092	16,265	252

Totals	$95,857	217,390	$441	$83,160	197,087	$422

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2010			September 30, 2009
	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Coal, Coke & Ores	$ 54,666	146,269	$ 374	$ 53,962	150,272	$ 359
Farm & Food Products	41,406	81,704	507	28,603	65,671	436
Pulp & Paper	39,791	65,699	606	38,341	68,348	561
Metals	31,462	63,707	494	25,644	52,986	484
Minerals & Stone	32,796	102,330	320	29,546	103,030	287
Chemicals-Plastics	28,929	41,872	691	24,487	36,929	663
Lumber & Forest Products	21,817	48,336	451	21,011	46,727	450
Petroleum Products	15,008	21,332	704	14,645	21,320	687
Autos & Auto Parts	5,423	7,811	694	3,483	5,684	613
Other	14,319	57,727	248	11,900	48,748	244

Totals	$ 285,617	636,787	$ 449	$ 251,622	599,715	$ 420

Reconciliation of non-GAAP Financial Measures

This earnings release contains references to adjusted operating income, adjusted operating ratios and free cash flow, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, GWI has reconciled each of these non-GAAP financial measures to its most directly comparable U.S. GAAP measure.

Adjusted Operating Income and Adjusted Operating Ratios Description and Discussion

Management views its Operating Income, calculated as Operating Revenues less Operating Expenses, and its Operating Ratio, calculated as Operating Expenses divided by Operating Revenues, as important measures of GWI’s operating performance. Because management believes this information is useful for investors in assessing GWI’s financial results compared with the same period in the prior year, the Operating Income and Operating Ratio for the three months ended September 30, 2010, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, are presented excluding net gain on sale of assets, the reversal of restructuring charges associated with the second quarter 2009 impairment of Huron Central Railway and FreightLink acquisition-related expenses. The Operating Income and Operating Ratio for the three months ended September 30, 2009, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, are presented excluding gain on insurance recoveries and net loss on sale and impairment of assets. The Adjusted Operating Income and Adjusted Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Operating Income and Operating Ratios calculated using amounts in accordance with GAAP. Adjusted Operating Income and Adjusted Operating Ratio may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI’s Operating Income and Operating Ratios calculated using amounts determined in accordance with GAAP to the Adjusted Operating Income and Adjusted Operating Ratios described above ($ in millions):

	Operating	Operating	Operating	Operating
Three months ended September 30, 2010	Revenues	Expenses	Income	Ratio
As reported	$156.5	$118.0	$38.5	75.4%
Net gain on sale of assets	-	2.4	(2.4)
Reversal of restructuring charges	-	2.3	(2.3)
FreightLink acquisition-related expenses	-	(3.0)	3.0
Adjusted	$156.5	$119.7	$36.7	76.5%

	Operating	Operating	Operating	Operating
Three months ended September 30, 2009	Revenues	Expenses	Income	Ratio
As reported	$136.4	$105.3	$31.1	77.2%
Gain on insurance recoveries	-	2.6	(2.6)
Net loss on sale and impairment of assets	-	(0.1)	0.1
Adjusted	$136.4	$107.9	$28.6	79.1%

Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding proceeds received from divestitures and the cost of acquisitions. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP. Free Cash Flow may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities from Continuing Operations to GWI's Free Cash Flow ($ in millions):

	Nine Months Ended
	September 30,
	2010	2009
Net cash provided by operating activities from
continuing operations	$127.2	$88.4
Net cash used in investing activities from continuing operations	(28.1)	(35.3)
Net cash (received)/paid for divestitures/acquisitions	(0.2)	2.0
Free cash flow	$98.9	$55.1

CONTACT:
GWI Corporate Communications
Michael Williams, 1-203-629-3722
mwilliams@gwrr.com